                                                                   EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 24, 2000, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Amendment No. 1 to the Registration Statement filed on Form S-1 (File No. 333-77437, and related Prospectus for the registration of its variable annuity contracts.

                                                /s/ Ernst & Young LLP
                                                ---------------------------
                                                Ernst & Young LLP

Stamford, Connecticut
May 1, 2000